Exhibit 5.1

Michael B. Cahill	Executive Vice President, General Counsel & Corporate Secretary Legal Services Division

June 2, 2008

City National Corporation

400 North Roxbury Drive

Beverly Hills, California 90210

Re:	Authorization of 4,112,856 Shares of
City National Corporation Common Stock, $1.00 Par Value,
Pursuant to City National Corporation 2008 Omnibus Plan

Gentlemen:

As counsel to City National Corporation, I have made such inquiries and reviewed such documents as I have deemed necessary, including without limitation, the following:

(a)                                  Certificate of Incorporation of City National Corporation, as amended to date.

(b)                                 By-laws of City National Corporation, as amended to date.

(c)                                  Minutes of the Meeting of the Board of Directors of City National Corporation held on March 26, 2008.

(d)                                 Minutes of the Meetings of the Compensation, Nominating & Governance Committee of City National Corporation held on March 5, 2008 and March 26, 2008.

(e)                                  Minutes of the Annual Meeting of Stockholders of City National Corporation, held April 23, 2008.

(f)                                    City National Corporation 2008 Omnibus Plan.

Based upon the foregoing, I am of the opinion that up to 4,112,856 shares of City National Corporation common stock, $1.00 par value, to be issued pursuant to the City National Corporation 2008 Omnibus Plan, will, when sold, be legally issued, fully paid and not assessable.

I hereby consent to the use of this opinion as an Exhibit to City National Corporation’s Registration Statement on Form S-8, and to the reference to me as Counsel for the Corporation under the caption “Interests of Named Experts and Counsel” in the Prospectus.

Very truly yours,

/s/ Michael Cahill

Michael B. Cahill
Executive Vice President, General Counsel & Corporate Secretary

City National Plaza 555 South Flower Street Eighteenth Floor Los Angeles CA 90071	Member FDIC
T: (213) 673-9515 F: (213) 673-9503 mike.cahill@cnb.com